                                                                      EXHIBIT 24


                              POWER OF ATTORNEY
                              -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-3 for the registration of up to $600,000,000 of common stock, preferred stock, depositary shares, debt securities, warrants to purchase equity securities or warrants to purchase debt securities or any combination thereof with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1933, as amended, hereby constitutes and appoints PAUL W. CHELLGREN, THOMAS L. FEAZELL and DAVID L. HAUSRATH, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, to sign such Registration Statement and any and all amendments thereof, to affix the corporate seal of Ashland thereto and to attest said seal, and to file such Registration Statement and each such amendment and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 5, 1998


/s/ Paul W. Chellgren                   /s/ Ralph E. Gomory
--------------------------------------- --------------------------------------
Paul W. Chellgren, Chairman of the      Ralph E. Gomory, Director
Board and Chief Executive Officer



/s/ J. Marvin Quin                      /s/ Bernadine P. Healy
--------------------------------------- --------------------------------------
J. Marvin Quin, Senior Vice President   Bernadine P. Healy, Director
and Chief Financial Officer



/s/ Kenneth L. Aulen                    /s/ Mannie L. Jackson
--------------------------------------- --------------------------------------
Kenneth L. Aulen, Administrative        Mannie L. Jackson, Director
Vice President, Controller and
Principal Accounting Officer


/s/ Samuel C. Butler                    /s/ Patrick F. Noonan
--------------------------------------- --------------------------------------
Samuel C. Butler, Director              Patrick F. Noonan, Director



/s/ Frank C. Carlucci                   /s/ Jane C. Pfeiffer
--------------------------------------- --------------------------------------
Frank C. Carlucci, Director             Jane C. Pfeiffer, Director

/s/ Ernest H. Drew                      /s/ Michael D. Rose
--------------------------------------- --------------------------------------
Ernest H. Drew, Director                Michael D. Rose, Director



/s/ James B. Farley                     /s/ William L. Rouse, Jr.
--------------------------------------- --------------------------------------
James B. Farley, Director               William L. Rouse, Jr., Director

                                 CERTIFICATION


     The undersigned certifies that he is Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened and held on November 5, 1998, at which a quorum was present and acting throughout.

     IN WITNESS WHEREOF, I have signed and sealed this Certification this 15th day of January, 1999.

                              /s/ Thomas L. Feazell
                              ---------------------------------
                              Thomas L. Feazell, Secretary

(S E A L)

UNIVERSAL SHELF OFFERING
------------------------

WHEREAS, on November 3, 1994, the Board of Directors authorized the Corporation to issue from time to time, securities (the "1994 Securities"), not exceeding $600,000,000 in the aggregate principal amount or in the aggregate gross sales proceeds to the Corporation, the 1994 Securities may take the form of common stock, preferred stock, debt securities, depositary shares, warrants to purchase equity securities or warrants to purchase debt securities or any combination of the foregoing;

WHEREAS, pursuant to the November 3, 1994 Board resolutions, the Corporation filed with the Securities and Exchange Commission (the "Commission") a Form S-3 Registration Statement No. 33-57011 under the Securities Act of 1933, as amended, (the "1933 Act") registering the 1994 Securities (the "1994 Registration Statement");

WHEREAS, pursuant to the November 3, 1994 Board Resolutions, the Corporation has filed with the Commission: (a) on April 12, 1995, Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 33-57011, relating to: (i) $200,000,000 Series G Medium Term Notes, due from 9 months or More from Date of Issue (of which $20,000,000 aggregate principal amount remained to be issued under the 1994 Registration Statement), and (ii) $100,000,000 in the Corporation's Common Stock, par value $1.00 per share (of which approximately $48,689,000 remained to be issued prior to termination of the offering), and (b) on December 18, 1996, Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 33-57011, relating to: (i) $220,000,000 Series H Medium Term Notes, Due from 9 Months or More from Date of Issue (which included the $20,000,000 unissued under the Series G Medium-Term Notes and of which $220,000,000 aggregate principal amount remain to be issued under the 1994 Registration Statement (the "Series H MTNs"), and (ii) the termination of the offering of the Corporation's Common Stock;

WHEREAS, the Corporation desires to expand the issuance of the 1994 Securities by authorizing an additional amount up to $250,000,000 in aggregate principal amount or in aggregate gross proceeds to the Corporation which may take the form of common stock, preferred stock, debt securities, depositary shares, warrants to purchase equity securities or warrants to purchase debt securities or any combination of the foregoing (the "1998 Securities");

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes the issuance by the Corporation of the 1998 Securities; provided that: (i) the total issuance of the 1994 Securities and the 1998 Securities shall not exceed $850,000,000 in aggregate principal amount or in aggregate gross proceeds to the Corporation, (ii) equity securities issued shall comply with the applicable limitation contained in Rule 415(a)(4)(ii) promulgated under the 1933 Act, and
(iii) equity securities or warrants to purchase equity securities of the Corporation shall be issued only with the prior approval of the Board of Directors;

RESOLVED, that the Chairman of the Board, the President, the Executive Vice President, any Senior Vice President, Administrative Vice President or Vice President, the Treasurer and any Assistant Treasurer (the "Authorized Officers") be, and each of them is, hereby authorized, acting singly, to prepare, execute and file for and on behalf of the Corporation with the Commission, a Registration Statement covering the previously registered but unissued Series H MTNs, the remaining undesignated portion of the 1994 Securities and the 1998 Securities (the "Securities") (the "Registration Statement"); in connection therewith, to execute and file any and all amendments to the Registration Statement all in such forms as the Authorized Officers executing the same may deem necessary or appropriate, their execution thereof to be the conclusive evidence of such approval;

RESOLVED, that any Authorized Officer be, and each of them is, hereby authorized, acting singly, to approve the form or any Prospectus or Prospectus Supplements relating to the Securities registered under the Registration Statement as may be necessary or appropriate, and to cause any such other governmental agencies as may, in the opinion of the Corporation's counsel, be required or appropriate;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to prepare, execute and file with the Commission an application on Form 8-A for the registration under the Securities Exchange Act of 1934, as amended, of the Securities; in connection therewith, to execute and file any and all amendments to such application all in such forms as the Authorized Officers executing the same may deem necessary or appropriate, their execution thereof to be the conclusive evidence of such approval;

RESOLVED, the Authorized Officers be, and each of them is, hereby authorized, acting singly, to approve the following matters relating to debt securities or warrants to purchase debt securities issuable under the Registration Statement (the "Debt Securities"): (a) the amount, timing and the general terms of an offering or offerings of the Debt Securities; (b) all specific terms, conditions and provisions with respect to such Debt Securities, including without limitation, title, interest rate, maturity, redemption features, sinking fund provisions, if any; and (c) all other actions necessary or appropriate in order to implement such offering or offerings; provided, however, that without derogating from the binding effect of the above, it is understood that the oral concurrence by the majority of the members of the Finance Committee of the Board of Directors with respect to (a) above shall be obtained prior to the issuance of any Debt Securities other than medium term notes;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized acting singly, to negotiate, execute, acknowledge, deliver and perform in the name and on behalf of the Corporation, in such number of counterparts as any of the Authorized Officers shall deem proper, one or more Underwriting Agreements or Distribution Agreements between the Corporation and one or more underwriters or agents in connection with the issuance of the Securities to be sold under the Registration Statement of the Corporation, having such form and containing such terms and conditions not inconsistent with these resolutions of the Board;

RESOLVED, that the Corporation may issue and sell the Securities registered under the Registration Statement under and pursuant to one or more indentures, including but not limited to the Indenture dated as of August 15, 1989 as amended and restated as of August 15, 1990 entered into between the Corporation and Citibank, N.A., or such other indentures that the Corporation may enter into with a bank or trust company from time to time;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to make applicable to the New York Stock Exchange and Chicago Stock Exchange for the listing thereon of the Securities sold under the Registration Statement and in connection therewith to execute, in the name and on behalf of the Corporation, and deliver and file, all such applications, agreements and other papers as shall be necessary to accomplish such listings (and, in particular, to execute and deliver an indemnification agreement with said Exchanges, as a condition to its approval of such listing if facsimile signatures of the duly Authorized Officers of the Corporation are employed for the signature of said Securities on its behalf) and to authorize representatives of the Corporation to appear before the committees or bodies of said Exchanges as such appearances may be required, with authority to make changes in said listing applications and in the arrangements made in connection therewith which they shall deem necessary or desirable in order to comply with the requirements of such listings;

RESOLVED, that it is desirable and in the best interest of the Corporation that it securities be qualified or registered for sale in various states; that any Authorized Officer be, and each of them is, hereby authorized, acting singly, to determine the sates in which appropriate action shall be taken to qualify or register for issue, offer, sale or trade all or such part of the Securities of this Corporation as any Authorized Officer may deem advisable; that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to perform on behalf of the Corporation any and all acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by any Authorized Officer of any such paper or document or the doing of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to file, approve, execute, very, acknowledge, deliver in the name and on behalf of the Corporation, under its corporate seal or otherwise, and perform under any and all notices, certificates, agreements, instruments and documents and to take all notices, certificates, agreements, instruments and documents and to take all such further action, including, but not limited to, delegation of the authority granted by this and the foregoing resolutions, and to pay all such expenses and taxes as in their judgment shall be necessary, proper or advisable to carry out the intent and accomplish the purposes of each of the foregoing resolutions

                                     *****